Exhibit 32

UNISOURCE ENERGY CORPORATION

TUCSON ELECTRIC POWER COMPANY

STATEMENTS OF CORPORATE OFFICERS

(Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

Each of the undersigned, Paul J. Bonavia, Chairman of the Board and Principal Executive Officer of UniSource Energy Corporation and Tucson Electric Power Company (each a “Company”), and Kevin P. Larson, Senior Vice President and Principal Financial Officer of each Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that each Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of such Company.

April 30, 2012

/s/ Paul J. Bonavia
Paul J. Bonavia Chairman of the Board and Principal Executive Officer UniSource Energy Corporation Tucson Electric Power Company

/s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Principal Financial Officer UniSource Energy Corporation Tucson Electric Power Company